EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

BIONOVO, Inc.

We hereby consent to the incorporation by reference into this Post-Effective Amendment No. 6 to Form S-1 on Form S-3 (No. 333-140607), a Post-Effective Amendment to Form SB-2 on Form S-1 registration statement (File Nos. 333-140607 and 333-126399) for the registration of 25,869,597 shares of common stock, of our report dated March 15, 2010 relating to the consolidated balance sheets of Bionovo, Inc. (“Bionovo”), as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years ended December 31, 2009, 2008 and 2007 and for the period from inception, February 1, 2002 through December 31, 2009, which appears in Bionovo, Inc.’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Our report expressed an unqualified opinion on those financial statements.

We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/S/ PMB HELIN DONOVAN, LLP

PMB Helin Donovan, LLP
San Francisco, California

May 4, 2010